UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2011

AMP HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4540 Alpine Avenue, Blue Ash, Ohio 45242
(Address of principal executive offices) (zip code)

513-297-3640
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On January 12, 2011, Paul V. Gonzales and AMP Holding Inc. (the "Company") entered into an Employment Agreement pursuant to which Mr. Gonzales agreed to serve as the Chief Financial Officer of the Company.   Mr. Gonzales will replace Stephen S. Burns who resigned as the Chief Financial Officer and Treasurer.  Mr. Burns will continue to serve as President, Secretary and a director of the Company.

Pursuant to the terms of the Employment Agreement, Mr. Gonzales shall receive an annual salary of $150,000.  Additionally, Mr. Gonzales will be eligible for annual bonuses with a target amount of 100% of his salary.  The actual amount of any bonus may be more or less than such target and will be determined by the CEO of the Company in his discretion pursuant to certain guidelines and parameters set by the Board of Directors.  Half of the bonus may be paid, in the CEO’s discretion in unregistered shares of common stock at a price per share equal to the weighted average closing price per share of the common stock over the twenty most recent trading days prior to such grant. In addition to the salary and any bonus, Mr. Gonzales will be entitled to receive health and fringe benefits that are generally available to the Company’s management employees.  As additional compensation, the Company granted Mr. Gonzales options to acquire 200,000 shares of common stock at an exercise price of $0.81 per share for a period of ten years.

Mr. Gonzales is a finance executive with over 30 years experience in financial and operational leadership roles within the automotive industry.  From 2009 until 2010, Mr. Gonzales served as the Chief Financial Officer of the General Motors HUMMER Division.  From 2008 through 2009, Mr. Gonzales held the position of General Director of Finance and Sales for the General Motors North American Dealer Network Organization representing 6,000 North American Dealerships while managing the treasury functions for GM’s North American International Product Center.  From 2007 through 2008, Mr. Gonzales served as the Global and North American Business Lead for General Motors SAP Implementation, and from 2004 until 2007, Mr. Gonzales held the position of General Director of Employment Cost Analysis.  From 2002 through 2004, Mr. Gonzales held the position of Finance Director, GM Powertrain Product Development.  From 1998 through 2002, Mr. Gonzales was the General Motors Director of North American Manufacturing Finance, and from 1995 through 1998 Mr. Gonzales was General Director of Corporate Accounting.  From the years 1993 until 1995, Mr. Gonzales held the position of Director of Material / Production Control and Finance, and from 1989 until 1993, Mr. Gonzales served as Finance Director for New United Manufacturing Inc. (NUMMI).  Mr. Gonzales is a Certified Public Accountant, and holds a Bachelor of Science degree in Finance / Accounting from Michigan State University, East Lansing, Michigan.

Item 9.01               Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement by and between AMP Holding Inc. and Paul V. Gonzales dated January 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMP HOLDING INC.

Date: January 12, 2011	By:	/s/ James E. Taylor
Name: James E. Taylor
Title: Chief Executive Officer and
Vice-Chairman of the Board of Directors